Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 8.1% Increase in SaaS Revenues and Continued Margin Improvement for Second Quarter of Fiscal 2017

SaaS License Revenue Increases 8.1% in the Second Quarter of Fiscal 2017

Gross Margin Improves to 57% in the Second Quarter of Fiscal 2017

Company Generates Positive Adjusted EBITDA for the Second Consecutive Quarter of Fiscal 2017

Burlington, Mass., May 15, 2017 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal second quarter ended March 31, 2017.

“Bridgeline continues to strengthen in fiscal 2017 with another quarter of license growth, improved gross margin, and positive Adjusted EBITDA,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Strategic product innovations over the past year have enabled Bridgeline to expand the value it delivers to existing customers by launching new sites across their organizations and even connecting their Bridgeline-powered e-commerce sites to the customers with Internet of Things technologies.”

Second Quarter Highlights:

●	SaaS revenue increased 8.1% to $1.4 million in the second quarter of fiscal 2017, compared to $1.3 million in the second quarter of fiscal 2016.

●	iAPPS recurring revenue increased 7.8% to $1.7 million in the second quarter of fiscal 2017, compared to $1.6 million in the second quarter of fiscal 2016.

●	Subscription and perpetual license revenue increased 4.0% to $1.6 million in the second quarter of fiscal 2017, compared to $1.5 million in the second quarter of fiscal 2016.

●	License and hosting revenue combined in the second quarter of fiscal 2017 comprised 46.1% of total revenue, compared to 43.5% of total revenue in the second quarter of fiscal 2016.

●

Gross margin improved to 57.0% in the second quarter of fiscal 2017, from 53.0% in the second quarter of fiscal 2016. Cost of revenue was reduced by $272,000, or 13.7%, to $1.7 million in the second quarter of fiscal 2017, compared to $2.0 million in the second quarter of fiscal 2016.

●	Operating expenses were reduced by $195,000, or 6.7% to $2.7 million in the second quarter of fiscal 2017, from $2.9 million in the second quarter of fiscal 2016.

Year to Date Highlights

●	SaaS revenue increased 9.6% to $2.8 million in the first six months of fiscal 2017, compared to $2.5 million in the first six months of fiscal 2016.

●	iAPPS recurring revenue increased 10.7% to $3.5 million in the first six months of fiscal 2017, compared to $3.1 million in the first six months of fiscal 2016.

●	Subscription and perpetual license revenue increased 8.6% to $3.3 million in the first six months of fiscal 2017, compared to $3.0 million in the first six months of fiscal 2016.

●	License and iAPPS hosting revenue combined in the first six months of fiscal 2017 comprised 47.7% of total revenue, compared to 43.8% of total revenue in the first six months of fiscal 2016.

●

Gross margin improved to 57.3% in the first six months of fiscal 2017, from 51.9% in the first six months of fiscal 2016. Cost of revenue was reduced by $666,000, or 16.3%, to $3.4 million in the first six months of fiscal 2017, compared to $4.1 million in the first six months of fiscal 2016.

●	Operating expenses were reduced by $747,000, or 12.2% to $5.4 million in the first six months of fiscal 2017, from $6.1 million in the first six months of fiscal 2016.

Financial Results

Second Quarter

Revenue for the second quarter of fiscal 2017 was $4.0 million, compared to $4.2 million in the second quarter of fiscal 2016. SaaS revenue increased 8.1% to $1.4 million in the second quarter of fiscal 2017, compared to $1.3 million in the second quarter of fiscal 2016. Subscription and perpetual license revenue increased 4.0% to $1.6 million in the second quarter of fiscal 2017, compared to $1.5 million in the second quarter of fiscal 2016. License and hosting revenue combined in the second quarter of fiscal 2017 comprised 46.1% of total revenue, compared to 43.5% of total revenue in the second quarter of fiscal 2016.

Gross margin improved to 57.0% in the second quarter of fiscal 2017, from 53.0% in the second quarter of fiscal 2016, reflecting a larger mix of recurring revenue as well as an improvement in our resource utilization and services gross margin. Cost of revenue was reduced by $272,000, or 13.7%, to $1.7 million in the second quarter of fiscal 2017, compared to $2.0 million in the second quarter of fiscal 2016.

Operating expenses were reduced by $195,000, or 6.7% to $2.7 million in the second quarter of fiscal 2017, compared to $2.9 million in the second quarter of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $447,000 in the second quarter of fiscal 2017, compared to $677,000 in the second quarter of fiscal 2016.

Net loss was $530,000 in the second quarter of fiscal 2017, compared to a net loss of $1.0 million in the second quarter of fiscal 2016.

Adjusted EBITDA was $22,000 in the second quarter of fiscal 2017, compared to $25,000 in the second quarter of fiscal 2016.

Year to Date

Revenue for the first six months of fiscal 2017 was $8.0 million, compared to $8.5 million in the first six months of fiscal 2016. SaaS revenue increased 9.6% to $2.8 million in the first six months of fiscal 2017, compared to $2.5 million in the first six months of fiscal 2016. Subscription and perpetual license revenue increased 8.6% to $3.3 million in the first six months of fiscal 2017, compared to $3.0 million in the first six months of fiscal 2016. License and hosting revenue combined in the first six months of fiscal 2017 comprised 47.7% of total revenue, compared to 43.8% of total revenue in the first six months of fiscal 2016.

Gross margin improved to 57.3% in the first six months of fiscal 2017, from 51.9% in the first six months of fiscal 2016, reflecting a larger mix of recurring revenue as well as an improvement in our resource utilization and services gross margin. Cost of revenue was reduced by $666,000, or 16.3%, to $3.4 million in the first six months of fiscal 2017, compared to $4.1 million in the first six months of fiscal 2016.

Operating expenses were reduced by $747,000, or 12.2% to $5.4 million in the first six months of fiscal 2017, compared to $6.1 million in the first six months of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $812,000 in the first six months of fiscal 2017, compared to $1.7 million in the first six months of fiscal 2016.

Net loss was $938,000 in the first six months of fiscal 2017, compared to a net loss of $2.4 million in the first six months of fiscal 2016.

Adjusted EBITDA was $32,000 in the first six months of fiscal 2017, compared to $90,000 in the first six months of fiscal 2016.

Financial Outlook

For the third quarter of fiscal 2017 the Company expects revenue in the range of $3.9 million to $4.1 million.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter 2017 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:
Company Contact Bridgeline Digital, Inc.: Michael D. Prinn Chief Financial Officer (781)497-3016 mprinn@bridgeline.com	Investor Relations Contact: Hayden IR Brett Maas/Cameron Donahue (646)536-7331/(651)653-1854 brett@haydenir.com or cameron@haydenir.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2017	2016	2017	2016
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(598)	$(1,037)	$(1,074)	$(2,417)
Amortization of intangible assets	72	108	143	215
Stock-based compensation	127	60	272	132
Restructuring charges	169	194	200	780
Preferred stock dividends	68	32	136	64
Non-GAAP adjusted net loss	$(162)	$(643)	$(323)	$(1,226)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.03)	$(0.20)	$(0.05)	$(0.46)
Amortization of intangible assets	-	0.02	0.01	0.04
Stock-based compensation	0.01	0.01	0.01	0.03
Restructuring charges	0.01	0.04	0.01	0.15
Preferred stock dividends	-	0.01	-	0.01
Non-GAAP adjusted net loss per diluted share	$(0.01)	$(0.12)	$(0.02)	$(0.23)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(598)	$(1,037)	$(1,074)	$(2,417)
Provision for income tax	1	32	13	38
Interest expense, net	34	296	65	579
Amortization of intangible assets	72	108	143	215
Depreciation	74	208	163	439
Loss on disposal of fixed assets	48	-	48	-
Restructuring charges	169	194	200	780
Other amortization	27	132	66	260
Stock-based compensation	127	60	272	132
Preferred stock dividends	68	32	136	64
Adjusted EBITDA	$22	$25	$32	$90

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.03)	$(0.20)	$(0.05)	$(0.46)
Provision for income tax	-	0.01	-	0.01
Interest expense, net	-	0.05	-	0.10
Amortization of intangible assets	-	0.02	0.01	0.04
Depreciation	-	0.04	0.01	0.08
Loss on disposal of fixed assets	-	-	-	-
Restructuring charges	0.02	0.04	0.01	0.16
Other amortization	-	0.03	-	0.05
Stock-based compensation	0.01	0.01	0.01	0.03
Preferred stock dividends	-	0.01	0.01	0.01
Adjusted EBITDA per diluted share	$0.00	$0.01	$0.00	$0.02

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2017	2016	2017	2016
Revenue:
Digital engagement services	$2,151	$2,389	$4,177	$4,762
Subscription and perpetual licenses	1,582	1,522	3,307	3,045
Managed service hosting	261	320	501	667
Total revenue	3,994	4,231	7,985	8,474

Cost of revenue:
Digital engagement services	1,144	1,435	2,272	2,889
Subscription and perpetual licenses	499	474	995	1,032
Managed service hosting	73	79	144	156
Total cost of revenue	1,716	1,988	3,411	4,077
Gross profit	2,278	2,243	4,574	4,397

Operating expenses:
Sales and marketing	1,174	1,247	2,468	2,315
General and administrative	803	764	1,594	1,626
Research and development	422	377	782	718
Depreciation and amortization	157	338	342	694
Restructuring charges	169	194	200	780
Total operating expenses	2,725	2,920	5,386	6,133
Loss from operations	(447)	(677)	(812)	(1,736)
Interest and other expense, net	(82)	(296)	(113)	(579)
Loss before income taxes	(529)	(973)	(925)	(2,315)
Income Taxes	1	32	13	38
Net loss	$(530)	$(1,005)	$(938)	$(2,353)
Dividends on convertible preferred stock	(68)	(32)	(136)	(64)
Net loss applicable to common shareholders	$(598)	$(1,037)	$(1,074)	$(2,417)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.03)	$(0.20)	$(0.05)	$(0.46)
Number of weighted average shares outstanding:
Basic and diluted	20,449,651	5,267,584	20,254,135	5,216,197

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	March 31	September 30
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,331	$661
Accounts receivable and unbilled revenues, net	2,219	2,549
Prepaid expenses and other current assets	389	381
Total current assets	3,939	3,591
Equipment and improvements, net	308	512
Intangible assets, net	405	548
Goodwill	12,641	12,641
Other assets	408	436
Total assets	$17,701	$17,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$916	$1,285
Accrued liabilities	895	946
Accrued contingent consideration	-	75
Capital lease obligations	21	45
Deferred revenue	1,638	1,360
Total current liabilities	3,470	3,711
Debt	2,232	2,115
Other long term liabilities	339	400
Total liabilities	6,041	6,226

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 229,641 and 221,092 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 20,967,876 and 18,637,709 issued and outstanding	21	19
Additional paid-in-capital	65,429	64,202
Accumulated deficit	(53,440)	(52,366)
Accumulated other comprehensive loss	(350)	(353)
Total stockholders' equity	11,660	11,502
Total liabilities and stockholders' equity	$17,701	$17,728